UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  March 11, 2005

Commission File Number	Exact name of the registrant as specified in its charter, address of principal executive offices and the registrant's telephone number	IRS Employer Identification Number

1-8841	FPL GROUP, INC. 700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000	59-2449419

State or other jurisdiction of incorporation or organization: Florida
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 - Securities and Trading Markets

Item 3.03  Material Modifications to Rights of Security Holders

On March 11, 2005, FPL Group, Inc. ("FPL Group") filed Articles of Amendment to its Restated Articles of Incorporation with the Department of State of the State of Florida in order to effect a division ("Stock Split") of the Common Stock, $.01 par value (the "Common Stock"), of FPL Group. As a result of the Stock Split, the 400 million shares of Common Stock authorized for issuance prior to the Stock Split was divided into 800 million shares of Common Stock (with no change in par value) and each issued and outstanding share of Common Stock was divided into two shares of Common Stock. The Articles of Amendment became effective at 5:00 p.m., Eastern time on March 15, 2005.

The "Description of Common Stock" in Item 8.01 below is hereby incorporated by reference.

SECTION 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information in Item 3.03 above is hereby incorporated by reference.

Section 8 - Other Events

Item 8.01  Other Events

In connection with the Stock Split, the remaining number of shares of Common Stock registered under the Securities Act of 1933, as amended, pursuant to FPL Group's registration statements listed below will be proportionately adjusted to give effect to the Stock Split.

1.	Registration Statement No. 33-11631 on Form S-8
2.	Registration Statement No. 33-57470 on Form S-3
3.	Registration Statement No. 33-57673 on Form S-8
4.	Registration Statement No. 333-27079 on Form S-8
5.	Registration Statement No. 333-85218 on Form S-3
6.	Registration Statement No. 333-88067 on Form S-8
7.	Registration Statement No. 333-75482 on Form S-3
8.	Registration Statement No. 333-102169 on Form S-3
9.	Registration Statement No. 333-102173 on Form S-3
10.	Registration Statement No. 333-116501 on Form S-8
11.	Registration Statement No. 333-114911 on Form S-8
12.	Registration Statement No. 333-116209 on Form S-3

Following the Stock Split, the following "Description of Common Stock" shall supersede all prior descriptions of FPL Group's Common Stock.

DESCRIPTION OF COMMON STOCK

General. The following statements describing FPL Group's Common Stock are not intended to be a complete description. For additional information, please see FPL Group's Restated Articles of Incorporation, as amended ("Charter"), and its bylaws, which set forth the terms of FPL Group's Common Stock. Please also see the Restated Articles of Incorporation of Florida Power & Light Company ("FPL"), and the Mortgage and Deed of Trust, dated as of January 1, 1944, between FPL and Deutsche Bank Trust Company Americas, as trustee, as amended and supplemented (the "Mortgage"), which contain restrictions which may limit the ability of FPL to pay dividends to FPL Group. Each of these documents has been previously filed with the Securities and Exchange Commission ("SEC"). Reference is also made to the laws of the State of Florida.

FPL Group's authorized capital stock consists of 800,000,000 shares of Common Stock, $.01 par value, and 100,000,000 shares of serial preferred stock, $.01 par value. See "Preferred Share Purchase Rights" below. FPL Group Common Stock has no preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable thereto. The outstanding shares of Common Stock are fully paid and nonassessable.

All outstanding FPL Group Common Stock is listed on the NYSE and trades under the symbol "FPL." The registrar and transfer agent for the FPL Group Common Stock is Computershare Investor Services, LLC.

A number of provisions that are in FPL Group's Charter and bylaws will make it difficult for another company to acquire FPL Group and for a holder of FPL Group's Common Stock to receive any related takeover premium for its shares. See "-Voting Rights and Non-Cumulative Voting" and "-Preferred Share Purchase Rights" below.

Dividend Rights. Each share of Common Stock is entitled to participate equally with respect to dividends declared on the Common Stock out of funds legally available for the payment thereof.

FPL Group's Charter does not limit the dividends that can be paid on the Common Stock. However, as a practical matter, the ability of FPL Group to pay dividends on the Common Stock is dependent upon dividends paid to it by its subsidiaries, primarily FPL. FPL's ability to pay dividends is limited by restrictions contained in the Mortgage. However, these restrictions do not currently limit FPL's ability to pay dividends to FPL Group from its retained earnings.

FPL Group Capital Inc ("FPL Group Capital"), a subsidiary of FPL Group, has issued junior subordinated debentures in connection with preferred trust securities previously issued by FPL Group Capital Trust I, which junior subordinated debentures are guaranteed by FPL Group. FPL Group Capital has the right, from time to time, to delay interest payments on its outstanding junior subordinated debentures for an extension period of up to 20 consecutive quarters. FPL Group, FPL and/or FPL Group Capital may issue, from time to time, additional junior subordinated debentures in connection with the issuance of additional preferred trust securities. FPL Group and/or FPL Group Capital may have a similar right to delay interest payments for those additional junior subordinated debentures. If FPL Group Capital, FPL and/or FPL Group exercises any right to delay an interest payment, FPL Group would not be able to pay dividends on its common stock during the extension period with certain limited exceptions.

In addition, FPL Group has issued stock purchase contracts, as a component of stock purchase units, which require FPL Group to make periodic contract adjustment payments to the holders of the stock purchase units. FPL Group has a right to delay these payments during the term of the stock purchase contracts. FPL Group may issue, from time to time, additional stock purchase contracts as a component of stock purchase units. FPL Group may have a similar right to delay contract adjustment payments on these additional stock purchase contracts. If FPL Group exercises any right to delay a contract adjustment payment, it will not be able to pay dividends on its common stock during the period such payments are delayed with certain limited exceptions.

Voting Rights and Non-Cumulative Voting. In general, the holders of FPL Group Common Stock are entitled to one vote per share for the election of directors and for other corporate purposes. The Charter:

(1)  permits the shareholders to remove a director only for cause and only by the affirmative vote of 75% in voting power of the outstanding shares of Common Stock and other outstanding voting stock, voting as a class;

(2)  provides that a vacancy on the Board of Directors may be filled only by the remaining directors;

(3)  permits shareholders to take action only at an annual meeting, or a special meeting duly called by certain officers, the Board of Directors or the holders of a majority in voting power of the outstanding shares of voting stock entitled to vote on the matter;

(4)  requires the affirmative vote of 75% in voting power of the outstanding shares of voting stock to approve certain Business Combinations (as defined below) with an Interested Shareholder (as defined below) or its affiliate, unless approved by a majority of the Continuing Directors (as defined below) or, in certain cases, unless certain minimum price and procedural requirements are met; and

(5)  requires the affirmative vote of 75% in voting power of the outstanding shares of voting stock to amend the bylaws or to amend certain provisions of the Charter including those provisions discussed in (1) through (4) above.

Such provisions may have significant effects on the ability of the shareholders to change the composition of an incumbent Board of Directors or to benefit from certain transactions which are opposed by an incumbent Board of Directors.

The term "Interested Shareholder" is defined in the Charter to include a security holder who owns 10% or more in voting power of the outstanding shares of voting stock, and the term "Continuing Director" is defined in the Charter to include any director who is not an affiliate of an Interested Shareholder. The above provisions dealing with Business Combinations involving FPL Group and an Interested Shareholder may discriminate against a security holder who becomes an Interested Shareholder by reason of the beneficial ownership of such amount of common or other voting stock. The term "Business Combination" is defined in the Charter to include:

(1)  any merger or consolidation of FPL Group or any direct or indirect majority-owned subsidiary with (a) an Interested Shareholder or (b) any other corporation which is, or after such merger or consolidation would be, an affiliate of an Interested Shareholder;

(2)  any sale, lease, exchange, mortgage, pledge, transfer or other disposition in one transaction or a series of transactions to or with any Interested Shareholder or any affiliate of an Interested Shareholder of assets of FPL Group or any direct or indirect majority-owned subsidiary having an aggregate fair market value of $10,000,000 or more;

(3)  the issuance or transfer by FPL Group or any direct or indirect majority-owned subsidiary in one transaction or a series of transactions of any securities of FPL Group or any subsidiary to any Interested Shareholder or any affiliate of any Interested Shareholder in exchange for cash, securities or other property, or a combination thereof, having an aggregate fair market value of $10,000,000 or more;

(4)  the adoption of any plan or proposal for the liquidation or dissolution of FPL Group proposed by or on behalf of an Interested Shareholder or an affiliate of an Interested Shareholder; or

(5)  any reclassification of securities, including any reverse stock split, or recapitalization, of FPL Group, or any merger or consolidation of FPL Group with any of its direct or indirect majority-owned subsidiaries or any other transaction which has the direct or indirect effect of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of FPL Group or any direct or indirect wholly-owned subsidiary which is directly or indirectly owned by any Interested Shareholder or any affiliate of any Interested Shareholder.

The holders of Common Stock do not have cumulative voting rights, and therefore the holders of more than 50% of a quorum (majority) of the outstanding shares of Common Stock can elect all of FPL Group's directors. Unless otherwise provided in the Charter or the bylaws or in accordance with applicable law, the affirmative vote of a majority of the total number of shares represented at a meeting and entitled to vote is required for shareholder action on a matter.

Voting rights for the election of directors or otherwise, if any, for any series of the serial preferred stock, will be established by the Board of Directors when such series is issued.

Liquidation Rights. After satisfaction of creditors and payments due the holders of serial preferred stock, if any, the holders of Common Stock are entitled to share ratably in the distribution of all remaining assets.

Preferred Share Purchase Rights. The following statements describing FPL Group's preferred share purchase rights (each, a "Right") are not intended to be a complete description. For additional information, please see the form of Rights Agreement, dated as of July 1, 1996, between FPL Group and Computershare Investor Services, LLC, as successor Rights Agent, as amended, which sets forth the terms of the Rights. The Rights Agreement and amendments thereto have been previously filed with the SEC.

On June 17, 1996, FPL Group's Board of Directors declared a dividend of one Right for each outstanding share of Common Stock. Thereafter, until the Distribution Date (as defined below), FPL Group will issue one Right with each newly issued share of Common Stock. Each Right (prior to the expiration or redemption of the Rights) will entitle the holder thereof to purchase from FPL Group one two-hundredth of a share of FPL Group's Series A Junior Participating Preferred Stock, $.01 par value ("Junior Preferred Shares"), at an exercise price of $120 per one one-hundredth of a Junior Preferred Share ("Purchase Price"), subject to adjustment. Until the Distribution Date, the Rights are represented by the shares of Common Stock, and are not exercisable or transferable apart from the Common Stock. The "Distribution Date" is the earlier to occur of:

(1)  the tenth day after the public announcement that a person or group has acquired beneficial ownership of 10% or more of the Common Stock, or

(2)  the tenth business day after a person commences, or announces an intention to commence, a tender or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 10% or more of the Common Stock. At any time before a person or group becomes a 10% holder, the Board of Directors may extend the 10-day period.

Separate certificates evidencing the Rights will be mailed to holders of the Common Stock as of the close of business on the Distribution Date. The Rights are exercisable at any time after the Distribution Date, unless earlier redeemed, or exchanged, and could then begin trading separately from the Common Stock. The Rights do not have any voting rights and are not entitled to dividends.

If a person or group becomes a 10% holder, each Right not owned by the 10% holder would become exercisable for the number of shares of Common Stock which, at that time, would have a market value of two times the exercise price of the Right. In the event that FPL Group is acquired in a merger or other business combination transaction, or 50% or more of FPL Group's assets or earning power are sold or otherwise transferred, after a person or group has become a 10% holder, each Right will entitle its holder to purchase, at the exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right.

The Rights are redeemable by FPL Group's Board of Directors in whole, but not in part, at $.005 per Right at any time prior to the time that a person or group acquires beneficial ownership of 10% or more of the outstanding Common Stock. The Rights will expire on June 30, 2006 (unless the expiration date is extended or the Rights are earlier redeemed or exchanged as described below).

The Purchase Price, and the number of Junior Preferred Shares or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution:

(1)  in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Shares,

(2)  as a result of the grant to holders of Junior Preferred Shares of certain rights or warrants to subscribe for or purchase Junior Preferred Shares at a price, or securities convertible into Junior Preferred Shares with a conversion price, at less than the current market price of Junior Preferred Shares, or

(3)  as a result of the distribution to holders of Junior Preferred Shares of evidences of indebtedness or assets (excluding regular periodic cash dividends or dividends payable in Junior Preferred Shares) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. The number of Rights and the number of Junior Preferred Shares purchasable upon exercise of each Right are also subject to adjustment in the event of a stock split, subdivision, consolidation, combination or common stock dividend on the Common Stock prior to the Distribution Date.

FPL Group's Board of Directors may exchange the Rights at an exchange ratio of one share of Common Stock per Right at any time that is:

(1)  after the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 10% or more of the outstanding Common Stock; and

(2)  before the acquisition by a person or group of 50% or more of the outstanding Common Stock.

The Rights have anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire FPL Group without conditioning the offer on the redemption of the Rights or on the acquisition of a certain number of Rights. The Rights beneficially owned by that person or group may become null and void. The Rights should not interfere with any merger or other business combination approved by FPL Group's Board of Directors, since the Rights may be redeemed by FPL Group at $.005 per Right prior to the time that a person or group has acquired beneficial ownership of 10% or more of the Common Stock.

The Junior Preferred Shares purchasable upon exercise of the Rights will be entitled to cumulative quarterly dividends in preference to the Common Stock at a rate per share equal to the greater of $10 and 100 times the dividend declared on the Common Stock for such quarter. In the event of any merger, consolidation or other transaction in which the shares of Common Stock are exchanged, each Junior Preferred Share will be entitled to receive 100 times the amount and type of consideration received per share of Common Stock. In the event of a liquidation of FPL Group, the holders of Junior Preferred Shares will be entitled to receive in preference to the Common Stock the greater of $100 per share and 100 times the payment made per share of Common Stock. FPL Group has the right to issue other serial preferred stock ranking prior to the Junior Preferred Shares with respect to dividend and liquidation preferences. The Junior Preferred Shares will be redeemable after June 30, 2006, at FPL Group's option, in whole or in part, at a redemption price per share equal to the greater of

(1)  the per share Purchase Price, and

(2)  the then current market price of a Junior Preferred Share.

Each Junior Preferred Share will have 100 votes on all matters submitted to a vote of the shareholders of FPL Group, voting together with the Common Stock. The rights of the Junior Preferred Shares as to dividends, liquidation, redemption and voting, and in the event of mergers and consolidations, are protected by customary anti-dilution provisions. Because of the nature of the dividend, liquidation, redemption and voting rights of the Junior Preferred Shares, the value of the interest in a Junior Preferred Share purchasable upon the exercise of each Right should approximate the value of one share of Common Stock.

FPL Group's Board of Directors may amend the Rights Agreement and the Rights, without the consent of the holders of the Rights. However, any amendment adopted after a person or group becomes a 10% holder may not adversely affect the interests of holders of Rights. The 10% holder level discussed above is subject to certain exceptions.

SECTION 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

(c)

Exhibit Number	Description

4(a)	Articles of Amendment to the Restated Articles of Incorporation of FPL Group, Inc. dated March 10, 2005.

4(b)	Certificate of Adjustment, dated March 15, 2005, to the Rights Agreement, dated July 1, 1996, as amended, between FPL Group, Inc. and Computershare Investor Services, LLC, as successor rights agent.

10	Certificate of Adjustment, dated March 15, 2005, to the Purchase Contract Agreement, dated as of June 1, 2002, between FPL Group, Inc. and The Bank of New York, as purchase contract agent and trustee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FPL GROUP, INC.
(Registrant)

Date:  March 16, 2005

K. MICHAEL DAVIS

K. Michael Davis Controller and Chief Accounting Officer of FPL Group, Inc. (Principal Accounting Officer of the Registrant)